UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 8.01. Other Events.

On February 20, 2025, Immunic, Inc. (the “Company” or “Immunic”) issued a press release (the “Press Release”) and posted an updated corporate presentation on the Company’s website (the “Presentation”) reporting on a post-hoc analysis of patients from its phase 1b clinical trial of IMU-856 in celiac disease, demonstrating a dose-dependent increase of glucagon-like peptide-1 (GLP-1) levels. The Company also reported preclinical in vivo data showing a dose-dependent reduction of body weight gain and food consumption for IMU-856.  IMU-856 is an orally available and systemically acting small molecule modulator that targets SIRT6 (Sirtuin 6), a protein which serves as a transcriptional regulator of intestinal barrier function and regeneration of bowel epithelium. The Company will discuss the data and the Presentation during a live webinar event at 8:00 a.m. Eastern Time on February 20, 2025, and during a digital oral presentation at the 19th Congress of European Crohn's and Colitis Organisation at 11:57 a.m. Eastern Time on February 20, 2025.

The Press Release and Presentation are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release, dated February 20, 2025.
99.2	Presentation, dated February 20, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 20, 2025	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer